Exhibit 5.1

                               Adam S. Tracy, Esq.
                        Securities Compliance Group, Ltd.
                           520 W. Roosevelt Suite 201
                                Wheaton, IL 60187
                                 (888) 978-9901
                              at@ibankattorneys.com


                                   May 4, 2015

Uvic Inc.

Re: Opinion of Counsel - Registration Statement of Form S-1

To the Board of Directors:

I have been engaged as counsel to Uvic Inc., in connection with the preparation and filing of a registration statement on Form S-1. The registration statement covers the registration under the Securities Act of 1933 of 7,000,000 common shares to be sold by Uvic Inc., a Nevada corporation. I am an attorney licensed to practice before the Supreme Court of Illinois, various United States District Courts and the United States Tax Court. Moreover, I have been not prohibited or otherwise enjoined from practicing before the Securities and Exchange Commission.

In connection with the opinion contained herein, I have examined the registration statement, the articles of incorporation and bylaws, the minutes of meetings of its board of directors, as well as all other documents necessary to render an opinion. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, I am of the opinion that the 7,000,000 common shares being sold pursuant to the registration statement are duly authorized and will be, when issued in the manner described in the registration, legally and validly issued, fully paid and non-assessable.

The opinion opines upon the laws of the State of Nevada and reported judicial decisions interpreting those laws. This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with the registrant in respect to any matter that comes to my attention after the date of effectiveness of the registration statement.

I further consent to the use of this opinion as an exhibit to the registration statement and to the reference to my firm in the prospectus made part of the registration statement.

                                  Yours very truly,


                                  /s/ Adam S. Tracy
                                  -----------------------------------
                                  Adam S. Tracy, Esq.